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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 1994, which appears on Annex V page V-21 of Kmart Corporation's definitive Proxy Statement dated April 28, 1994, which is incorporated by reference in Kmart Corporation's Annual Report on Form 10-K for the year ended January 26, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 11 of such Annual Report on Form 10-K.


Price Waterhouse
Detroit, Michigan  48243



July 29, 1994


                                  Exhibit 24